Exhibit 99.1

Express Adopts Limited Duration Shareholder Rights Plan

COLUMBUS, Ohio — April 21, 2020 - Express, Inc. (“Express” or the “Company”) (NYSE: EXPR) announced today that its board of directors (the “Board”) unanimously approved the adoption of a limited duration shareholder rights plan (the “Rights Plan”) to protect the interests of all Express shareholders.

In adopting the Rights Plan, the Board has taken note of the unprecedented impact of the COVID-19 pandemic on the Company, including the considerable decline in the Company’s stock price, the substantial increase in trading volume and market volatility, and the significant impact the pandemic has had across the retail industry. As previously announced, Express stores are closed until further notice and the Company is taking immediate action to help ensure sufficient liquidity throughout the duration of this unprecedented crisis. Given the current environment, and to ensure the Company can continue to execute on its new long-term strategy, The EXPRESSway Forward, the Board believes adopting the Rights Plan at this time is in the best interests of all Express shareholders. The Rights Plan has not been adopted in response to any specific takeover bid or other proposal to acquire control of the Company.

The Rights Plan is similar to plans adopted by other publicly traded companies. The Rights Plan is designed to allow the Company’s shareholders to realize the expected benefits of the Company’s new strategy, The EXPRESSway Forward, and the long-term value of their investment by reducing the likelihood that any person or group would gain control of Express through open market accumulations during the market dislocation caused by COVID-19 without appropriately compensating all shareholders for such control, or providing the Board sufficient time to make informed judgments.

The Rights Plan is not intended to prevent or interfere with any action with respect to the Company that the Board determines to be in the best interests of shareholders.

Pursuant to the Rights Plan, the Company is issuing one right for each share of common stock as of the close of business on April 30, 2020. The rights will initially trade with Express common stock and will generally become exercisable only if any person (or any persons acting as a group) acquires 10% (or 20% in the case of certain passive investors) or more of the Company’s outstanding common stock (the “triggering percentage”). In the event the rights become exercisable, each holder of a right, other than triggering person, will be entitled to purchase additional shares of common stock at a 50% discount or the Company may exchange each right held by such holders for one share of common stock. Under the Rights Plan, any person who currently owns more than the triggering percentage may continue to own the shares of common stock but may not acquire additional shares without triggering the Rights Plan. The Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board of directors to redeem the rights.

The Rights Plan has a one-year term, expiring on April 19, 2021. The Board may consider an earlier termination of the Rights Plan if market and other conditions warrant.

Additional details regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Express, Inc.

Express is a leading fashion brand for women and men. Since 1980, Express has provided the latest apparel and accessories to help customers build a wardrobe for every occasion, offering fashion and quality at an attractive value. The company operates retail and factory outlet stores in the United States and Puerto Rico, as well as an online destination. For more information, please visit www.express.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to the operation or effects of the Rights Plan, are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Express’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the period ended November 2, 2019 under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts:

Investor Contact:

Dan Aldridge

daldridge@express.com

(614) 474-4890

Media Contact:

Alysa Spittle

aspittle@express.com

(614) 474-4745